Exhibit 99.1

Contact: Will Seippel
Chief Financial Officer
404-525-7272



            AIRGATE PCS, INC. to Broadcast FIRST QUARTER FISCAL 2003
                      Conference Call Live on the Internet


ATLANTA (February 17, 2003) - AirGate PCS, Inc. (NASDAQ/NM: PCSA), a PCS Affiliate of Sprint, today announced that its first quarter fiscal 2003 conference call is scheduled to begin at 10:00 a.m. Eastern time on Wednesday, February 19, 2003.

     The live broadcast of AirGate PCS' quarterly conference call will be available on-line at www.airgatepcsa.com and www.companyboardroom.com. The on-line replay will follow shortly after the call and continue through March 19, 2003. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software.

     During this call AirGate PCS will review the Company's financial and operating results for the first quarter ended December 31, 2002.

     AirGate PCS, Inc., including its unrestricted subsidiary iPCS, is the PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in territories within seven states located in the Southeastern and Midwestern United States. The territories include over 14.5 million residents in key markets such as Grand Rapids, Michigan; Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; Champaign-Urbana and Springfield, Illinois; and the Quad Cities areas of Illinois and Iowa. AirGate PCS is among the largest PCS Affiliates of Sprint.

                                      -END-

Corporate Communications, Inc.
523 Third Avenue South (Zip 37210)
Post Office Box 101190
Nashville, Tennessee  37224
615-254-3376 Phone
615-254-3420 Fax


                                                        Corporate Communications


                          You are invited to attend the

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                    First Quarter Fiscal 2003 Conference Call

================================================================================
                          Wednesday, February 19, 2003
================================================================================
                             10:00 a.m. Eastern time
                 The number to call for this teleconference is:
                                 -913-981-4910-

                 AirGate's first quarter 2003 financial results
                      will be sent to you prior to the call


                                    PLAYBACK:
                    A telephonic replay will begin about two
                    hours after the call ends and run through
                     the end of business on February 26. To
                      listen to the playback, please dial:

                                 -719-457-0820-
                 Enter 159384 when prompted for the access code.

   Investors will have the opportunity to listen to a simulcast and replay of the conference call over the Internet at the Company's website at http://www.airgatepcsa.com and at http://www.companyboardroom.com.